Loan Forgiveness and Termination Agreement

      This Loan Forgiveness and Termination Agreement (the "Agreement") is made this 15th day of August 2005, by and between HUA KANG (DAVID) ZHOU ("Lender") and MOVING BYTES INC. ("Borrower"), a Canadian company.

      WHEREAS, Lender and Borrower have entered into a Loan Agreement dated as of June 13, 2005 (the "Loan Agreement"), under which Lender agreed to loan up to US$50,000 to Borrower to be used for general working capital.

      WHEREAS, Lender has the right to convert all or any part of the amount loaned to Borrower into common shares of Moving Bytes Inc. at a price equal to US$.02 per share at any time until December 31, 2005.

      WHEREAS, the outstanding balance under the Loan Agreement is US$10,000 (the "Loan").

      WHEREAS, Lender has agreed to accept all of the assets and assume all of the liabilities of Borrower pursuant to an Assignment and Assumption Agreement, dated as of August 12, 2005, by and between Warner Technology Development Co. (a company controlled by Lender) and Moving Bytes Inc. in connection with a Share Exchange Agreement, dated as of August 15, 2005, by and among Moving Bytes Inc., China International Enterprises Corp. ("CIEC"), all CIEC shareholders, Heng Xing Technology Group Development Limited and the Escrow Agent thereof.

      WHEREAS, Lender desires to forgive the Loan and terminate the Loan Agreement.

      NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

      1. Lender hereby agrees to forgive the right to repayment of the Loan in the amount of US$10,000 by Borrower and waive the right of conversion with respect to the Loan. Borrower shall have no further obligations or liabilities whatsoever under the Loan Agreement. The loan forgiveness and waiver of conversion right under this Section 1 shall become effective immediately as of the date herein.

      2. The parties hereto agree to terminate the Loan Agreement, effective immediately as of the date herein.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


BORROWER:

MOVING BYTES INC.


-----------------------------
Name:  John Leo
Title:  Secretary & Director





LENDER:



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Hua Kang (David) Zhou